EXHIBIT 10.48

PACIFIC ENERGY DEVELOPMENT COMPANY LLC

SECURED PROMISSORY NOTE

$200,000.00 February 14, 2011
 Danville, California

For value received, Pacific Energy Development Company LLC, a Nevada limited liability company (the “Company”), promises to pay to the order of Frank C. Ingriselli (the “Holder”), the principal sum of $200,000.00, together with interest accrued on the unpaid principal amount of this Secured Promissory Note (this “Note”) at the rate of 3.0% per annum commencing on the date hereof, compounded annually.  This Note is subject to the following terms and conditions:

1.           Maturity.  All unpaid principal and accrued interest under this Note shall be due and payable upon written demand made by the Holder at any time on or after October 31, 2011, except as otherwise provided hereunder.  Notwithstanding the foregoing, the entire unpaid principal sum of this Note, together with accrued and unpaid interest thereon, shall become immediately due and payable upon (i) the initial closing of a Qualified Financing, (ii) the insolvency of the Company, (iii) the commission of any act of bankruptcy by the Company, (iv) the execution by the Company of a general assignment for the benefit of creditors, (v) the filing by or against the Company of a petition in bankruptcy or any petition for relief under the federal bankruptcy act or the continuation of such petition without dismissal for a period of 90 days or more, or (vi) the appointment of a receiver or trustee to take possession of the property or assets of the Company.

A “Qualified Financing” shall mean the closing of one or more investments (excluding the conversion of any convertible notes of the Company) in which the Company receives gross proceeds totaling at least $2,000,000 in exchange for equity securities of the Company.

2.           Payment; Prepayment.  All payments shall be made in lawful money of the United States of America at such place as the Holder hereof may from time to time designate in writing to the Company.  Payment shall be credited first to the accrued interest then due and payable and the remainder applied to principal.  Prepayment of this Note may be made at any time without penalty.

3.           Transfer; Successors and Assigns.  The terms and conditions of this Note shall inure to the benefit of and be binding upon the respective successors and assigns of the parties.  Notwithstanding the foregoing, the Holder may not assign, pledge, or otherwise transfer this Note without the prior written consent of the Company. Subject to the preceding sentence, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Company.  Thereupon, a new note for the appropriate principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of this Note.

4.           Governing Law.  This Note and all acts and transactions pursuant hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.

5.           Amendments and Waivers.  The Company hereby waives presentment, demand for performance, notice of non-performance, protest, notice of protest and notice of dishonor.  No delay on the part of the Holder in exercising any right hereunder shall operate as a waiver of such right or any other right.  Any term of this Note may be amended or waived only with the written consent of the Company and the Holder.

6.           Security Interest.  As security for the prompt and complete payment and performance in full of all the amounts due under this Note, the Company hereby grants to the Holder a security interest in and continuing lien on all of the Company’s right, title and interest in, to and under all of the Company’s assets, tangible and intangible, whether now owned or existing or hereafter acquired or arising, and wherever located (the “Collateral”).  The Holder agrees to subordinate the foregoing security interest with respect to any liens in connection with bank or other institutional financing approved by the Holder (such approval not to be unreasonably withheld), or purchase money indebtedness.

7.           Company Covenant.  For so long as this Note is outstanding, the Company shall not, without written consent of the Holder, sell or transfer any Collateral outside of the ordinary course of business. Notwithstanding anything to the contrary herein, nothing shall restrict the Company from using cash for purposes of acquiring assets, capital stock or other equity interests from unaffiliated third parties of the Company.

8.           No Usury.  This Note is hereby expressly limited so that in no event whatsoever, whether by reason of deferment or advancement of loan proceeds, acceleration of maturity of the loan evidenced hereby, or otherwise, shall the amount paid or agreed to be paid to the Holder hereunder for the loan, use, forbearance or detention of money exceed the maximum interest rate permitted by the laws of the State of California.  If at any time the performance of any provision involves a payment exceeding the limit of the price that may be validly charged for the loan, use, forbearance or detention of money under applicable law, then automatically and retroactively, ipso facto, the obligation to be performed shall be reduced to such limit, it being the specific intent of the Company and the Holder hereof that all payments under this Note are to be credited first to interest as permitted by law, but not in excess of (i) the agreed rate of interest hereunder, or (ii) that permitted by law, whichever is the lesser, and the balance toward the reduction of principal.

9.           Members, Officers and Managers Not Liable.  In no event shall any member, officer or manager of the Company be liable for any amounts due or payable pursuant to this Note.

10.         Counterparts.  This Note may be executed in counterparts and by facsimile, each of which will be deemed to be an original and all of which together will constitute a single agreement.

This Secured Promissory Note was executed as of the date first above written.

COMPANY:

PACIFIC ENERGY DEVELOPMENT COMPANY LLC

By:	/s/ Frank C. Ingriselli
Frank C. Ingriselli
Manager

Address:
9000 Crow Canyon Road Suite 544 Danville, CA 94506